UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2006

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
560 Lexington Avenue, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 704-2400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Amendment of Material Definitive Agreements

    (a)        On June 6, 2006, Volt Information Sciences, Inc. (the “Company”), Volt Funding Corp. and Three Rivers Funding Corporation amended that certain Receivables Purchase Agreement dated as of April 12, 2002, as amended by a First Amendment to Receivables Purchase Agreement dated as of June 3, 2002, a Second Amendment to Receivables Purchase Agreement dated as of March 31 , 2004, a Third Amendment to Receivables Purchase Agreement dated as of April 8, 2005 and a Fourth Amendment to Receivables Purchase Agreement dated as of January 17, 2006 (as amended, the “Receivables Purchase Agreement”) to add another subsidiary of the Company, PS Payrolling, Ltd., as a new originator.

    (b)        On June 6, 2006, the Board of Directors of the Company approved increases, effective June 12, 2006, in the annual base salaries of Steven A. Shaw, the Company’s Chief Executive Officer, Jerome Shaw, the Company’s Executive Vice President and Secretary, and Thomas Daley, a Senior Vice President of the Company, as follows: Steven A. Shaw’s base salary was increased from $355,000 to $520,000; Jerome Shaw’s base salary was increased from $485,000 to $520,000; and Thomas Daley’s base salary was increased from $249,995 to $350,000.

Item 9.01        Financial Statements and Exhibits.

(c)        Exhibits:

        99.1     Fifth Amendment to Receivables Purchase Agreement dated as of June 6, 2006 among Volt Funding Corp., Three Rivers Funding Corporation and Volt Information Sciences, Inc.

S I G N A T U R E S

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.
Date: June 12, 2006	By: /s/ Jack Egan
Jack Egan Senior Vice President and Chief Financial Officer